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                                  Exhibit 10.2

     Software Development and License Agreement dated September 20, 1999 between the Company and BrainTech, Inc.

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                     SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT


THIS AGREEMENT is dated as of the 20th day of September, 1999.


BETWEEN:-

          BRAINTECH, INC., a company subsisting under the laws of Nevada and having its head office in British Columbia at Suite 102, 930 West 1st Street, Vancouver, B.C. V7P 3N4

                                             ("BrainTech")

AND:

          SIDEWARE SYSTEMS INC., a company duly incorporated under the laws of the Province of British Columbia having its head office at Suite 102, 930 West 1st Street, Vancouver, B.C. V7P 3N4

                                             ("SSI")



WHEREAS:-

A.     BrainTech has proposed to develop the Software.

B. Sideware is the owner and developer of Dr. Bean, which facilitates customer care and customer relations management for companies operating e-business internet web sites.

C.     One potential application of the Software is as a component of Dr.
Bean.

D. The parties wish to provide for the development and licensing of the Software on the terms and conditions set out herein.

       NOW THEREFORE WITNESSETH that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

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                                      ARTICLE 1
                            DEFINITIONS AND INTERPRETATION


DEFINITIONS

1.01 In this Agreement, including the recitals hereto, the following words and phrases shall have the following meanings:-

(a) "Available Date" means the date on which a version of Dr. Bean incorporating the Software becomes generally available for sale to the public;

(b)    "Dr. Bean" includes:

       (i) the software application currently being marketed by Sideware under the name "Dr. Bean";

       (ii) any modifications or enhancements to the software described in (i); and

       (iii) any other software applications which may be developed or marketed by Sideware which include functions similar to those performed by the software described in (i);

(c) "Intellectual Property Rights" includes copyrights, patents, trade marks, service marks, design rights (whether registered or unregistered), moral rights, semiconductor topography rights, trade secrets and all other similar proprietary rights;

(d) "Sideware" includes SSI, Sideware Corp., Sideware International S.R.L., and any other affiliates or subsidiaries thereof;

(e) "Software Developer" means any company whose business includes the development and marketing of software applications;

(f) "Systems Integrator" means any company which is not a Software Developer, and whose business includes the creation of customised computer systems using software applications developed by other persons;

(g) "Know How" includes all technical information, procedures, programs, codes, trade secrets, methods, concepts, ideas, practices, algorithms, techniques, information, and specifications relating to the Software;

(h) "Software" means the Wizmaster computer program to be developed generally in accordance with the Specifications; and

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(i)    "Specifications" means the specifications for the Software set out
       Schedule in "A".

CAPTIONS AND SECTION NUMBERS

1.02 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

EXTENDED MEANINGS

1.03 The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

NUMBER AND GENDER

1.04 Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Agreement or the parties hereto so require.

SECTION REFERENCES AND SCHEDULES

1.05 Any reference to a particular "article", "section", "subsection" or other subdivision is to the particular article, section or other subdivision of this Agreement and any reference to a schedule by letter shall mean the appropriate schedule attached to this Agreement and by such reference the appropriate schedule is incorporated into and made part of this Agreement.

GOVERNING LAW

1.06 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia, Canada.

SEVERABILITY OF CLAUSES

1.07 In the event that any provision of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

CURRENCY

1.08 All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of the United States of America unless otherwise expressly stated.

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SCHEDULES

1.09 The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:-

              Schedule "A"  -      Specifications
              Schedule "B"  -      Hourly charge out rates


                                      ARTICLE 2
                               DEVELOPMENT OF SOFTWARE


DEVELOPMENT OF THE SOFTWARE

2.01 Following the execution and delivery of this Agreement, BrainTech shall use diligent and continuous efforts to cause the Software to be developed generally in accordance with the Specifications. SSI acknowledges that some or all of the development work may be carried out through BrainWare Systems Inc., as a sub-contractor to BrainTech.

SSI TO PAY DEVELOPMENT COSTS

2.02 SSI will pay for the development of the Software in accordance with the following procedure.

(a) At the end of each month, BrainTech shall be entitled to submit an invoice to SSI in an amount equal to:

       (i) the costs incurred by BrainTech during the month in the development of the Software; plus

       (ii)   a 10% allowance for profit.

(b) In calculating the costs incurred in the development of the Software, BrainTech shall be entitled to charge for work done by personnel in the categories described in Schedule "B" at the charge out rates set out in Schedule "B".

(c) For work done by personnel not included in the categories set out in Schedule "B", BrainTech shall include in its invoices such time charges as it considers reasonable. SSI shall be entitled to dispute the reasonableness of any such charges by giving notice to BrainTech within 30 days of receiving the invoice. If the parties are unable to resolve their disagreement within 30 days of SSI giving

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       such notice, then any dispute shall be resolved by arbitration pursuant to section 7.07.

(d) BrainTech shall be entitled to include in its invoices other out of pocket expenses incurred in the development of the Software, plus a 10% allowance for profit.

(e) SSI shall pay all invoices within 30 days of receipt. If SSI disputes the amount of any invoice, it shall be entitled either to:

       (i) pay such amount as may be in dispute into a lawyer's trust account pending resolution of the dispute; or

       (ii) pay such amount as may be in dispute to BrainTech, subject to the right of SSI to recover the amount in dispute subsequently, if the dispute is resolved in SSI's favour.

AUDIT RIGHTS

2.03 SSI shall at any time have the right on reasonable notice to BrainTech to audit the books and records of BrainTech in respect of the amounts charged to SSI pursuant to this Agreement for any period. The costs of the audit shall be borne by BrainTech if the results of such audit disclose that BrainTech overcharged SSI by 10% or more in respect of the period under audit. Any dispute arising out of such audit shall be resolved by arbitration in accordance with section 7.07.

MONTHLY REPORTS

2.04 At the end of each month, BrainTech shall give SSI a report on the development of Software, which report shall include:

(a)    a description of the development work completed to date;

(b)    an estimated date for completion of the development; and

(c)    an estimated cost for completion of the development.

TERMINATION OF DEVELOMENT

2.05 SSI shall be entitled at any time prior to delivery of the Software to give notice to BrainTech terminating its involvement in development of the Software. If SSI gives such notice:

(a)    SSI's payment obligations pursuant to section 2.02 shall terminate;

(b) BrainTech's development obligations pursuant to section 2.01 shall terminate;

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(c)    Sideware shall not be entitled to any license rights under Article 3; and

(d) If BrainTech subsequently sells or licenses the Software to any other person, BrainTech shall repay to SSI the amounts paid by SSI pursuant to section 2.02, except that BrainTech's liability pursuant to this subsection shall be limited to the greater of:

       (i)    the total of the amounts paid by SSI pursuant to section 2.02; and
       (ii) the total sales and license revenue received by BrainTech from such third party sales or licenses.

TESTING AND DE-BUGGING OF SOFTWARE

2.06 BrainTech shall notify SSI when development of the Software has reached the stage where integration of the Software with Dr. Bean, and testing and de-bugging thereof, is feasible. The parties thereafter will co-operate to complete integration of the Software with Dr. Bean as soon as reasonably practicable.

DELIVERY  OF SOFTWARE

2.07 Upon completion of the integration of the Software with Dr. Bean, and provided that SSI shall have paid to BrainTech all amounts owing pursuant to section 2.02, BrainTech shall deliver to Sideware:

(a)    the source code for the Software; and

(b) such other technical data and information relating to the Software as Sideware may require.

Use of such source code and technical data by Sideware shall be subject to
Article 3.

EXPLOITATION OF SOFTWARE BY SIDEWARE

2.08 Following delivery of the Software to Sideware, Sideware shall use reasonable commercial efforts to achieve the Availability Date as soon as reasonably practicable.

SUPPORT FOR SOFTWARE

2.09 Following delivery of the Software BrainTech shall, upon request from Sideware, give such assistance to Sideware as BrainTech is reasonably able to give in respect of:

(a)    further development or enhancement of the Software by Sideware; and

(b)    correcting any defects or errors in the Software.

Sideware will pay BrainTech for the reasonable personnel charges in rendering such assistance on the same basis as set out in section 2.02.

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                                      ARTICLE 3
                                   GRANT OF LICENSE

GRANT OF LICENSE

3.01 Upon completion of the integration of the Software with Dr. Bean, and provided that SSI shall have paid to BrainTech all amounts owing pursuant to section 2.02, Sideware shall have and hold a perpetual, irrevocable, world-wide, fully pre-paid license to use the Software on the terms and conditions set out herein.

PERMITTED USE AND SUB-LICENSEING

3.02   Sideware may:

(a)    use the Software as a component of its Dr. Bean application;
(b) sub-license directly and indirectly the Software to licensees and purchasers of Dr. Bean for use as part of Dr. Bean;
(c) use the Software and the Know How to develop further enhancements and modifications of the Software and Dr. Bean; and
(d)    use the Software and the Know How for any purposes incidental to
       (a) to (d), above.

MODIFICATIONS AND ENHANCEMENTS DEVELOPED BY SIDEWARE

3.03 Any modifications or enhancements to the Software developed by Sideware will belong to Sideware.

MODIFICATIONS AND ENHANCEMENTS DEVELOPED BY BRAINTECH

3.04 Any modifications or enhancements to the Software developed by BrainTech will belong to BrainTech. Sideware shall be entitled to acquire license rights in respect of such modifications or enhancements in accordance with the following procedure.

(a) Forthwith upon completing any material modification or enhancement to the Software, BrainTech shall give notice to SSI thereof. Such notice shall describe in reasonable detail the functions performed or enhanced by the modifications or enhancements, and shall state the cost incurred by BrainTech in developing the modifications or enhancements, calculated as nearly as practicable in accordance with section 2.02.

(b) Sideware shall have 30 days following receipt of any notice delivered pursuant to (a) to consider whether it wishes to purchase license rights in the modification or enhancement. During such 30 day period, BrainTech shall give Sideware such technical and other information as Sideware may reasonably request concerning the modification or enhancement.

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(c)    At any time during the 30 day period described in (a), SSI may give notice to BrainTech that Sideware wishes to acquire license rights in the modification or enhancement. Concurrently with giving such notice, SSI must pay the cost stated by BrainTech in the notice given pursuant to
       (a) plus a 10% allowance for profit.

(d) Upon giving notice pursuant to (c), Sideware shall acquire license rights in the modification or enhancement on the same terms and conditions as set out in sections 3.01 to 3.03.

RESTRICTION ON LICENSING BY BRAINTECH

3.05 For a period of one year following the Availability Date, BrainTech shall not license the Software to any Software Developer other than Sideware. For greater clarity, this section shall not prevent BrainTech from licensing the Software to any Systems Integrator. The restrictions set out in this section shall also apply to any modification or enhancement to which Sideware acquires license rights pursuant to section 3.04, except that in such case the one year period specified in this section shall commence, in respect of such modification or enhancement, on the date Sideware gives notice pursuant to subsection 3.04(c).

OWNERSHIP OF SOFTWARE AND KNOW HOW

3.06 Except as expressly set out herein, no provision of this Agreement shall or shall be construed to assign, transfer, or otherwise convey to Sideware any ownership right of any sort in the Software or the Know How.

                                      ARTICLE 4
                      PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

ACKNOWLEDGEMENTS OF BRAINTECH

4.01 BrainTech acknowledges that Dr. Bean is the property of Sideware solely and exclusively, and that:

(a) Dr. Bean and the know how related thereto constitute valuable trade secrets of Sideware;

(b) all Intellectual Property Rights relating to Dr. Bean (except for those rights Sideware has licensed from third parties) are the property of Sideware; and

(c) all technical data relating to Dr. Bean is confidential information belonging to Sideware and, to the extent that such information is disclosed to BrainTech, it is disclosed to BrainTech in confidence.

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PROTECTION OF CONFIDENTIALITY

4.02 BrainTech shall adopt internal operating procedures and shall take all other reasonable steps to protect and ensure the confidentiality of Sideware's confidential information relating to Dr. Bean. Without limiting the generality of the foregoing, the steps taken by BrainTech shall include compliance with sections 4.03 to 4.05 of this Agreement.

PROHIBITION ON USE AND DISCLOSURE

4.03 Except as expressly authorized by this Agreement, or except as expressly authorized in writing in advance by Sideware, BrainTech shall not:-

(a) disclose, provide, or make available any information relating to Dr. Bean to any person, except to employees of BrainTech for whom access to the information is necessary to enable BrainTech to perform its obligations or exercise its rights under this Agreement;

(b) copy, disassemble, decompile, translate or convert into human readable form, or reverse engineer, all or any part of Dr. Bean;

(c) use Dr. Bean or any information relating to Dr. Bean for any purpose other than to facilitate development of the Software pursuant to this Agreement; or

(d) remove any proprietary, copyright or trade secret legend from any copy of Dr. Bean or from any copy of any technical written material relating to Dr. Bean.

QUALIFICATION TO SECTION 4.03

4.04 Section 4.03 shall not prevent the disclosure of information which (i) is or becomes part of the public domain through no act or omission of BrainTech, (ii) BrainTech receives from a third party acting without any obligation or restriction of confidentiality in favor of Sideware, (iii) Sideware releases from confidential treatment by written consent, or (iv) BrainTech is required by any applicable law or court order to disclose.

CONFIDENTIALITY AGREEMENTS

4.05 Prior to permitting any employee of BrainTech (or any other person, if access by such other person is authorised by this Agreement) to have access to Dr. Bean or any technical information relating thereto, BrainTech shall cause such employee or other person to enter into a confidentiality agreement pursuant to which the employee (or other person) covenants to protect the confidentiality of Dr. Bean.

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

PROTECTION OF CONFIDENTIALITY OF BRAINTECH

4.06 Except as expressly provided in this Agreement, SSI shall keep (and shall cause the other entities included within Sideware to keep) confidential all confidential information, trade secrets, or know-how of BrainTech which is in its possession or hereafter becomes known to Sideware as a result of this Agreement (the "BrainTech Confidential Information"). Prior to permitting any employee of SSI (or any other person, if access by such other person is authorised by this Agreement) to have access to the BrainTech Confidential Information, SSI shall cause such employee or other person to enter into a confidentiality agreement pursuant to which the employee (or other person) covenants to protect the confidentiality of the BrainTech Confidential Information.

QUALIFICATION TO SECTION 4.06

4.07 Section 4.06 shall only apply to such information relating to the affairs of BrainTech that BrainTech expressly designates as confidential, or which is by its nature patently confidential. In addition, section 4.06 shall not apply to any information in respect of which Sideware acquires any license or right, pursuant to this Agreement, to use or exploit for its own benefit or advantage, or prevent disclosure of any information which (i) is or becomes part of the public domain through no act or omission of Sideware,
(ii) Sideware receives from a third party acting without any obligation or restriction of confidentiality in favor of BrainTech, (iii) BrainTech releases from confidential treatment by written consent, or (iv) Sideware is required by any applicable law or court order to disclose.

INFRINGEMENT CLAIMS BY THIRD PARTIES

4.08 Subject to the limitations set out in this section, BrainTech shall at BrainTech's expense conduct the defence of any action brought by any third party against Sideware alleging that use by Sideware of the Software or the Know How constitutes violation of any Intellectual Property Right of such third party. BrainTech's obligations under this section shall:

(a) only apply if the infringing conduct alleged by the third party arises from use of the Software or the Know How for a use authorised by this Agreement, or conduct necessarily incidental thereto;

(b) only apply if Sideware gives BrainTech prompt notice of the claim by the third party;

(c) not apply to any claim based on use of any modification or enhancement developed by Sideware; and

(d) not apply to any claim based on the combination or connection of the Software by Sideware to any other product, device, program, or system (other than Dr. Bean) which BrainTech did not supply to Sideware.

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ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

4.09 Each party acknowledges that damages will not be an adequate remedy for any infringement or threatened infringement of the Intellectual Property Rights of the other party. Each party agrees that:

(a) in any proceeding in respect of any infringement or threatened infringement of the Intellectual Property Rights of the other party, the party seeking to enforce its Intellectual Property Rights shall be entitled to interim, interlocutory, and permanent injunctive relief without regard to the balance of convenience or the adequacy of damages;

(b) each party shall submit to and attorn to, and hereby submits to and attorns to, the jurisdiction of the Supreme Court of British Columbia in respect of any such proceeding;

(c) any order or decision of the Supreme Court of British Columbia shall be enforceable against and binding upon the parties in respect of activities in any jurisdiction; and

(d) notwithstanding subsections (b) and (c), no party shall be required to commence proceedings to enforce its Intellectual Property Rights in the Supreme Court of British Columbia, but shall be entitled to commence such proceedings in another jurisdiction if such party is of the view that proceedings in such other jurisdiction might reasonably result in more effective or valuable relief being granted.

                                      ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BRAINTECH

5.01 BrainTech represents and warrants to Sideware, with the intent that Sideware will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) BrainTech is duly incorporated and organized under the laws of the State of Nevada and has the power, authority and capacity to enter into this Agreement and carry out its terms;

(b) BrainTech has the corporate power and authority to own its property and to carry on the business now being conducted by it;

(c) this Agreement will constitute legal, valid and binding obligations of BrainTech enforceable in accordance with its terms; and

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(d)    the entering into of this Agreement and the performance by BrainTech of its obligations thereunder do not and will not result in the violation of any of the terms and provisions of any agreement to which BrainTech is a party or by which it or any of its properties or assets are bound.

                                      ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF SIDEWARE

6.01 SSI represents and warrants to BrainTech, with the intent that BrainTech will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) SSI is duly constituted and organised under laws of British Columbia and has the power, authority and capacity to enter into this Agreement and carry out its terms;

(b) SSI has the corporate power and authority to own its property and to carry on the business now being conducted by it;

(c) this Agreement will constitute legal, valid and binding obligations of SSI enforceable in accordance with its terms; and

(d) the entering into of this Agreement and the performance by SSI of its obligations thereunder do not and will not result in the violation of any of the terms and provisions of any agreement to which SSI is a party or by which it or any of its properties or assets are bound.

NO WARRANTY OF QUALITY

6.02 SSI acknowledges that the Software represents unique and novel technology. No warranty, covenant, or representation, express or implied, is given by BrainTech as to the quality or performance characteristics of the Software, the suitability or fitness of the Software for any use, or the absence of defects in the Software.

                                      ARTICLE 7
                                  GENERAL PROVISIONS


NOTICES

7.01 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or telecopied:

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To SSI:

       SIDEWARE SYSTEMS INC.
       1910 - 777 Hornby St.
       Vancouver, B.C.
       V6Z 1S4
       Fax: (604) 687-2731

To BrainTech:

       BRAINTECH, INC.
       #102, 903 West 1st Street
       North Vancouver, B.C.
       V7P 3N4
       Fax:  (604) 980-7121

or to such other address as may be given in writing by the parties in accordance with this section, and shall be deemed to have been received, if delivered by hand, on the date of delivery, if telecopied to the telecopier numbers set out above, on the business day next following the date of transmission.

TIME OF ESSENCE

7.02 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

BINDING EFFECT

7.03 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

ENTIRE AGREEMENT

7.04 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

FURTHER ASSURANCES

7.05 Each of the parties hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.

AMENDMENTS

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7.06   No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.

ARBITRATION

7.07 All disputes arising under this Agreement shall be resolved through arbitration by a single arbitrator in accordance with the COMMERCIAL ARBITRATION ACT of British Columbia, except that nothing in this section shall prevent a party from commencing proceedings before another court or tribunal to protect any Intellectual Property Right.

GOOD FAITH

7.08 All parties to this Agreement shall exercise their respective rights, and perform their respective obligations, in good faith and in a commercially reasonable manner.



       IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.


SIDEWARE SYSTEMS INC.

Per:
                  "signed"
       ---------------------------------
       Authorised Signatory


BRAINTECH, INC.

Per:
                  "signed"
       ---------------------------------
       Authorised Signatory





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